EXHIBIT 23(a)

          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of ENSERCH Corporation and ENSERCH Capital I on Form S-3 of our report dated February 10, 1997, appearing in the ENSERCH Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to us under the heading "Experts and Legality" which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          Dallas, Texas
          January 5, 1998